SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2003

REPUBLIC BANCORP INC.
(Exact name of registrant as specified in its charter)

Michigan	0-15734	38-2604669
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

1070 East Main Street, Owosso, Michigan 48867
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (989) 725-7337

(Former name or former address, if changed since last report)

SIGNATURES
Press Release

Item 5. Other Information

     On July 17, 2003, the Company announced a 12% increase in its common stock cash dividend and a new two million share stock repurchase program. The press release is attached as Exhibit 99 to this Item 5.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC BANCORP INC.

Date: July 18, 2003	By:	/s/ Thomas F. Menacher

Name: Thomas F. Menacher
Its: Executive Vice President, Treasurer and
Chief Financial Officer